Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2023 Results

~ Provides 2024 Outlook ~

LONG ISLAND CITY, N.Y., February 28, 2024 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the fourth quarter and full year ended December 31, 2023 and provided its 2024 outlook.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Fourth Quarter 2023 Results

●	Revenue increased 10.4% to $519.7 million compared to $470.6 million in the same period of 2022.
●	Gross profit as a percentage of revenue was 41.3% compared to 42.2% in the same period of 2022. Adjusted gross profit as a percentage of revenue was 41.7% in the fourth quarter of 2023.
●	Operating expenses as a percentage of revenue were 32.4% compared to 33.8% in the same period of 2022. Adjusted operating expenses as a percentage of revenue were 31.5% compared to 33.2% in the same period of 2022.
●	Income from operations totaled $39.9 million, or 7.7% of revenue, compared to $39.8 million, or 8.4% of revenue, in the same period of 2022. Adjusted income from operations totaled $53.0 million, or 10.2% of revenue, compared to $42.2 million, or 9.0% of revenue, in the same period of 2022.
●	Net income attributable to Steven Madden, Ltd. was $35.9 million, or $0.49 per diluted share, compared to $31.8 million, or $0.42 per diluted share, in the same period of 2022. Adjusted net income attributable to Steven Madden, Ltd. was $45.0 million, or $0.61 per diluted share, compared to $33.7 million, or $0.44 per diluted share, in the same period of 2022.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased to have delivered fourth quarter results that exceeded expectations on both the top and bottom lines. We saw organic revenue growth in both the wholesale and direct-to-consumer channels, supplemented by the contribution from the newly acquired Almost Famous, and also drove strong improvement in Adjusted operating margin compared to the same period in the prior year.

“As we look ahead, while the operating environment remains choppy, we believe the on-trend product assortments created by Steve and his team have us well-positioned for 2024. Looking out further, we are confident that the combination of our strong brands and proven business model will enable us to drive sustainable revenue and earnings growth for years to come.”

Fourth Quarter 2023 Channel Results

Revenue for the wholesale business was $354.8 million, a 14.9% increase compared to the fourth quarter of 2022. Wholesale footwear revenue decreased 0.4%, and wholesale accessories/apparel revenue increased 56.5%. Gross profit as a percentage of wholesale revenue increased to 31.7% compared to 30.5% in the fourth quarter of 2022 driven by increases in both the wholesale footwear and wholesale accessories/apparel businesses.

Direct-to-consumer revenue was $162.3 million, a 1.9% increase compared to the fourth quarter of 2022 driven by an increase in the brick-and-mortar business. Gross profit as a percentage of direct-to-consumer revenue was 62.7% compared to 64.0% in the fourth quarter of 2022 driven by an increase in promotional activity.

The Company ended the quarter with 255 Company-operated brick-and-mortar retail stores and five e-commerce websites, as well as 25 Company-operated concessions in international markets.

Full Year Ended December 31, 2023

For the full year ended December 31, 2023, revenue decreased 6.6% to $2.0 billion compared to $2.1 billion in 2022.

Net income attributable to Steven Madden, Ltd. was $171.6 million, or $2.30 per diluted share, for the year ended December 31, 2023 compared to net income of $216.1 million, or $2.77 per diluted share, for the year ended December 31, 2022. On an Adjusted basis, net income attributable to Steve Madden, Ltd. was $182.7 million, or $2.45 per diluted share, for the year ended December 31, 2023 compared to net income of $218.3 million, or $2.80 per diluted share, for the year ended December 31, 2022.

Balance Sheet and Cash Flow Highlights

As of December 31, 2023, cash, cash equivalents and short-term investments totaled $219.8 million. Inventory totaled $229.0 million as of the same date, approximately flat to the prior year.

During the fourth quarter and full year of 2023, the Company spent approximately $38 million and $142 million, respectively, on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on March 22, 2024 to stockholders of record as of the close of business on March 8, 2024.

2024 Outlook

For 2024, the Company expects revenue will increase 11% to 13% compared to 2023. The Company expects diluted EPS will be in the range of $2.55 to $2.65.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, February 28, 2024 at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s fourth quarter and fiscal year end 2023 earnings results and fiscal year 2024 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/d488xfs5 beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear and handbag categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest boots, booties, fashion sneakers, dress shoes, sandals, and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;

●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$517,054	$468,152	$1,971,474	$2,111,296
Commission and licensing fee income	2,660	2,491	10,108	10,713
Total revenue	519,714	470,643	1,981,582	2,122,009
Cost of sales	304,887	271,946	1,149,168	1,248,173
Gross profit	214,827	198,697	832,414	873,836
Operating expenses	168,374	158,940	612,672	592,192
Impairment of intangibles	6,520	—	6,520	—
Income from operations	39,933	39,757	213,222	281,644
Interest and other income, net	1,494	570	7,392	676
Income before provision for income taxes	41,427	40,327	220,614	282,320
Provision for income taxes	4,420	8,375	46,639	65,103
Net income	37,007	31,952	173,975	217,217
Less: net income attributable to noncontrolling interest	1,126	161	2,421	1,156
Net income attributable to Steven Madden, Ltd.	$35,881	$31,791	$171,554	$216,061

Basic income per share	$0.50	$0.43	$2.34	$2.84

Diluted income per share	$0.49	$0.42	$2.30	$2.77

Basic weighted average common shares outstanding	72,321	74,710	73,337	76,021

Diluted weighted average common shares outstanding	73,491	76,575	74,565	78,069

Cash dividends declared per common share	$0.21	$0.21	$0.84	$0.84

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	December 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$204,640	$274,713
Short-term investments	15,173	15,085
Accounts receivable, net of allowances	40,246	37,937
Factor accounts receivable	320,723	248,228
Inventories	228,990	228,752
Prepaid expenses and other current assets	29,009	22,989
Income tax receivable and prepaid income taxes	16,051	15,853
Total current assets	854,832	843,557
Note receivable - related party	—	401
Property and equipment, net	47,199	40,664
Operating lease right-of-use asset	122,783	90,264
Deferred tax assets	609	1,755
Deposits and other	16,250	12,070
Goodwill	180,003	168,085
Intangibles, net	126,267	101,192
Total Assets	$1,347,943	$1,257,988
LIABILITIES
Current liabilities:
Accounts payable	$161,140	$130,542
Accrued expenses	154,751	138,523
Operating leases - current portion	40,342	29,499
Income taxes payable	5,998	9,403
Contingent payment liability - current portion	3,325	1,153
Accrued incentive compensation	12,068	11,788
Total current liabilities	377,624	320,908
Contingent payment liability - long-term portion	9,975	—
Operating leases - long-term portion	98,536	79,128
Deferred tax liabilities	8,606	3,923
Other liabilities	5,170	10,166
Total Liabilities	499,911	414,125
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	829,598	831,553
Noncontrolling interest	18,434	12,310
Total stockholders’ equity	848,032	843,863
Total Liabilities and Stockholders’ Equity	$1,347,943	$1,257,988

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
	(Unaudited)
Cash flows from operating activities:
Net income	$173,975	$217,217
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	24,148	24,396
Depreciation and amortization	15,501	20,576
Loss on disposal of fixed assets	204	11
Impairment of intangibles	6,520	—
Deferred taxes	6,105	3,601
Accrued interest on note receivable – related party	(8)	(16)
Note receivable – related party	409	409
Change in valuation of contingent liability	—	(5,807)
Other operating activities	(23)	(2,716)
Changes, net of acquisitions, in:
Accounts receivable	(1,308)	(9,683)
Factor accounts receivable	(18,647)	116,141
Inventories	25,303	29,071
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(1,060)	(4,205)
Accounts payable and accrued expenses	7,052	(108,788)
Accrued incentive compensation	280	(3,083)
Leases and other liabilities	(8,061)	(8,902)
Payment of contingent consideration	(1,153)	(339)
Net cash provided by operating activities	229,237	267,883

Cash flows from investing activities:
Capital expenditures	(19,470)	(16,351)
Purchases of short-term investments	(25,688)	(45,130)
Maturity/sale of short-term investments	25,872	73,998
Acquisition of Almost Famous	(75,271)	—
Purchase of a trademark	—	(2,000)
Other investing activities	(5,335)	(5,000)
Net cash (used in)/provided by investing activities	(99,892)	5,517

Cash flows from financing activities:
Proceeds from exercise of stock options	1,205	602
Investment of noncontrolling interest	4,486	2,500
Distributions to noncontrolling interest earnings	(1,102)	(294)
Sale of minority interest of a subsidiary	—	1,017
Common stock repurchased and net settlements of stock awards	(142,348)	(148,878)
Cash dividends paid on common stock	(63,177)	(66,005)
Payment of contingent consideration	—	(4,770)
Net cash used in financing activities	(200,936)	(215,828)
Effect of exchange rate changes on cash and cash equivalents	1,518	(2,358)
Net (decrease)/increase in cash and cash equivalents	(70,073)	55,214
Cash and cash equivalents – beginning of year	274,713	219,499
Cash and cash equivalents – end of year	$204,640	$274,713

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The following reconciles the Company’s reported results and outlook in accordance with GAAP with the non-GAAP information that the Company also presents. Additional information regarding Non-GAAP Adjustments is presented below.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP gross profit	$214,827	$198,697	$832,414	$873,836
Non-GAAP Adjustments	2,023	—	2,023	—
Adjusted gross profit	$216,850	$198,697	$834,437	$873,836

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP operating expenses	$168,374	$158,940	$612,672	$592,192
Non-GAAP Adjustments	(4,485)	(2,476)	(6,784)	(924)
Adjusted operating expenses	$163,889	$156,464	$605,888	$591,268

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP income from operations	$39,933	$39,757	$213,222	$281,644
Non-GAAP Adjustments	13,029	2,476	15,327	924
Adjusted income from operations	$52,962	$42,233	$228,549	$282,568

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP provision for income taxes	$4,420	$8,375	$46,639	$65,103
Non-GAAP Adjustments	3,391	579	3,700	(1,308)
Adjusted provision for income taxes	$7,811	$8,954	$50,339	$63,795

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income attributable to noncontrolling interest	$1,126	$161	$2,421	$1,156
Non-GAAP Adjustments	498	—	498	—
Adjusted net income attributable to noncontrolling interest	$1,624	$161	$2,919	$1,156

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income attributable to Steven Madden, Ltd.	$35,881	$31,791	$171,554	$216,061
Non-GAAP Adjustments	9,140	1,897	11,129	2,232
Adjusted net income attributable to Steven Madden, Ltd.	$45,021	$33,688	$182,683	$218,293

GAAP diluted income per share	$0.49	$0.42	$2.30	$2.77
Adjusted diluted income per share	$0.61	$0.44	$2.45	$2.80

Non-GAAP Adjustments include the items below.

For the fourth quarter 2023:

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory acquired in the Almost Famous acquisition, included in cost of goods sold.

●	$2.4 million pre-tax ($1.9 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

●	$6.5 million pre-tax ($5.0 million after-tax) expense in connection with a trademark impairment.

●	$0.3 million tax benefit in connection with deferred tax adjustments.

●	$0.5 million loss attributable to noncontrolling interest in connection with a trademark impairment.

For the fourth quarter 2022:

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.

●	$0.7 million pre-tax ($0.6 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.

For the full year 2023:

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory acquired in the Almost Famous acquisition, included in cost of goods sold.

●	$2.7 million pre-tax ($2.3 million after-tax) expense in connection with the write-off of an investment in a subsidiary in Asia, included in operating expenses.

●	$2.2 million pre-tax ($1.6 million after-tax) benefit in connection with the dissolution of an entity in Asia, included in operating expenses.

●	$2.4 million pre-tax ($1.9 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$3.8 million pre-tax ($2.9 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

●	$6.5 million pre-tax ($5.0 million after-tax) expense in connection with a trademark impairment.

●	$0.3 million tax benefit in connection with deferred tax adjustments.

●	$0.5 million loss attributable to noncontrolling interest in connection with a trademark impairment.

For the full year 2022:

●	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.

●	$5.8 million pre-tax ($4.4 million after-tax) benefit in connection with the change in valuation of contingent consideration, included in operating expenses.

●	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.

●	$1.5 million tax expense in connection with a deferred tax adjustment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com